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                                                                     Exhibit 3.1

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                           KANBAY INTERNATIONAL, INC.

     KANBAY INTERNATIONAL, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Delaware Law"), does hereby certify:

     I. The name of the Corporation is Kanbay International, Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on August 1, 2000.

     II. Pursuant to Sections 242 and 245 of the Delaware Law, this Amended and Restated Certificate of Incorporation (the "Certificate") restates and further amends the provisions of the Certificate of Incorporation of this Corporation. Pursuant to and in accordance with the provisions of Section 228 of the Delaware Law, written consent to this Certificate has been given in lieu of a vote of stockholders at a meeting and written notice of such written consent has been given to all stockholders who have not consented in writing to this Certificate.

     III. The text of the original Certificate of Incorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:

                                   ARTICLE ONE

     The name of the Corporation is: Kanbay International, Inc.

                                   ARTICLE TWO

     The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle 19805. The name of its registered agent at such address is Corporation Service Company.

                                  ARTICLE THREE

     The nature of the business or purposes to be conducted or promoted is:

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          To engage in any lawful business act or activities for which
     Corporations may be organized under the General Corporation Law of the State of Delaware and as may be approved by the Board of Directors of the Corporation from time to time.

     The Corporation shall have all power necessary or convenient to the conduct, promotion or attainment of such acts and activities.

                                  ARTICLE FOUR

     4.1. AUTHORIZED STOCK.

     (a) The total number of shares of all classes of stock which the Corporation shall have authority to issue shall be 33,701,190 which are divided as follows:

          (i) 3,701,190 shares of Preferred Stock, par value $0.001 per share (the "Preferred Stock"), 402,857 of which shall be designated Series A-1 Convertible Preferred Stock (the "Series A-1 Preferred Stock") and 3,298,333 of which shall be designated Series A-2 Convertible Preferred Stock (the "Series A-2 Preferred Stock");

          (ii) 25,000,000 shares of Class A Common Stock, par value $0.001 per share (the "Class A Common Stock"); and

          (iii) 5,000,000 shares of Class B Common Stock, par value $0.001 per share (the "Class B Common Stock" and together with the Class A Common Stock, the "Common Stock") (the Common Stock and Preferred Stock may be collectively referred to herein as the "Stock").

     (b) Effective upon the filing of this Certificate, (i) each share of common stock, $0.001 par value per share issued and outstanding immediately prior to the filing of this Certificate (the "Original Common Stock") shall be reclassified as one (1) share of fully paid and nonassessable Class A Common Stock, (ii) each share of Series A Convertible Preferred Stock, $0.001 par value per share issued and outstanding immediately prior to the filing of this Certificate ("Original Series A Preferred Stock") and held by the stockholder that is a party to that certain Exchange Agreement (the "Exchange Agreement") with the Corporation, dated as of the date of the filing of this Certificate, shall be exchanged for one (1) fully paid and nonassessable share of Series A-2 Convertible Preferred Stock, and (iii) each share of Original Series A Preferred Stock issued and outstanding immediately prior to the filing of this Certificate that is not held by the stockholder that is a party to the Exchange Agreement shall be reclassified as one (1) fully paid and nonassessable share of Series A-1 Convertible Preferred Stock (the events described in clauses (i) through
(iii) immediately preceding being referred to herein as the "Reclassification"). The certificate(s) representing shares of Original Common Stock shall upon the filing of this Certificate and the simultaneous Reclassification represent the right to receive a certificate representing Class A Common Stock into which such share or shares of Original Common Stock has been reclassified. The certificate(s) representing shares of Original Series A Preferred Stock being exchanged for Series A-2 Preferred Stock shall upon the filing of this

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Certificate and the simultaneous Reclassification represent the right to receive a certificate representing Series A-2 Preferred Stock into which such shares of Original Series A Preferred Stock have been exchanged and the certificate(s) representing the other shares of Original Series A Preferred Stock being reclassified as Series A-1 Preferred Stock shall upon the filing of this Certificate and the simultaneous Reclassification represent the right to receive a certificate representing Series A-1 Preferred Stock into which such shares of Original Series A Preferred Stock have been reclassified. Each stockholder holding Original Common Stock or Original Series A Preferred Stock so exchanged or reclassified shall deliver to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to stockholders) at any time during its usual business hours, the certificate or certificates for the Original Common Stock or Original Series A Preferred Stock, as the case may be. As promptly as practicable thereafter, the Corporation shall issue and deliver to each such stockholder a certificate or certificates for the number of shares of Class A Common Stock, Series A-2 Preferred Stock, or Series A-1 Preferred Stock, as the case may be, to which such stockholder is entitled. Until such time as a stockholder holding Original Common Stock or Original Series A Preferred Stock shall surrender its certificate or certificates therefor, as provided above, such certificate or certificates shall be deemed to represent the Stock to which such stockholder shall be entitled upon the surrender thereof.

     4.2. TERMS APPLICABLE TO THE PREFERRED STOCK.

     (a) VOTING. Holders of Preferred Stock shall have those voting rights set forth for the Preferred Stock in Section 4.5 below.

     (b)  DIVIDENDS.

          (i) To the extent permitted under the Delaware Law, the Corporation shall pay preferential dividends to the holders of Preferred Stock. Except as otherwise provided herein, dividends on each share of Preferred Stock shall accrue on a daily basis at a rate of six percent (6%) of the per share purchase price of $3.00 (the "Preferred Stock Purchase Price") per share, from and including August 24, 1998. The date on which the Corporation initially issues a share of Preferred Stock shall be deemed to be its "date of issuance" regardless of the number of times transfer of such share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such share. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus, or other funds of the Corporation legally available for the payment of dividends. All accrued and unpaid dividends shall be fully paid or declared with funds irrevocably set apart for payment before any dividend, distribution or payment can be made with respect to any Common Stock.

          (ii) All dividends which have accrued on each share of Preferred Stock during the twelve-month period ending upon each December 31 shall be accumulated and remain unpaid dividends with respect to such share of Preferred Stock until paid.

          (iii) Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to all outstanding shares of

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Preferred Stock, such payment shall be distributed ratably among the holders of such shares based upon the number of such shares of such series held by each such holder.

          (iv) In the event any dividend or other distribution payable in cash, stock or other property is declared on the Common Stock, each holder of Preferred Stock on the record date for such dividend or distribution shall be entitled to receive on the date of payment or distribution of such dividend or distribution the same cash, stock or other property which such holder would have received if on such record date such holder was the holder of record of the number (including any fraction) of shares of Common Stock into which such Preferred Stock then held by such holder are convertible.

          (v) No accrued, undeclared dividends will be paid upon any conversion of Preferred Stock to Common Stock and any such dividends shall thereupon be forfeited.

     (c)  LIQUIDATION.

          (i) PREFERENCE. Upon the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a "Liquidation"), each holder of the Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, prior and in preference to any payment or distribution with respect to the Common Stock, an amount in cash per share equal to the greater of (x) $3.00 per share (as appropriately adjusted for any stock dividends, combinations, splits and the like with respect to the Preferred Stock), plus any accrued but unpaid dividends with respect to such share, and (y) the amount to which such share would otherwise be entitled if such share was converted into Common Stock immediately prior to such Liquidation; provided that, if, upon the occurrence of such event, the assets and funds to be distributed among the holders of the Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

     (d) CONVERSIONS. The stockholders holding Preferred Stock shall have the following conversion rights:

          (i)      RIGHT TO CONVERT. Subject to the terms and conditions of this
Section 4.2(d), any stockholder holding Preferred Stock shall have the right, at its option at any time, in whole or in part, to convert any such Preferred Stock into such number of fully paid and nonassessable shares of Common Stock as is obtained by (a) multiplying the number of shares of Preferred Stock so to be converted by $3.00; and (b) dividing the result by a conversion price of $3.00 (the "Conversion Price") or, in case an adjustment of such Conversion Price has taken place pursuant to the further provisions of this Section 4.2(d), then by the Conversion Price as last adjusted and in effect at the date such shares of Preferred Stock are surrendered for conversion. Each share of Series A-1 Preferred Stock shall convert into fully paid and nonassessable shares of Class A Common Stock and each share of Series A-2 Preferred Stock shall convert into fully paid and nonassessable shares of Class B Common Stock; provided that, upon a Full Transfer (as hereinafter defined) of such share of Series A-2 Preferred Stock, other

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than a Full Transfer to an Affiliate (as hereinafter defined) of the Initial
Registered Holder (as hereinafter defined) of such Series A-2 Preferred Stock, or at such time as the Initial Registered Holder and its Affiliates no longer own shares of Common Stock and Preferred Stock together constituting or convertible into at least twelve percent (12%) of the outstanding shares of Common Stock (assuming for this purpose the conversion of all outstanding shares of Preferred Stock and any other outstanding Convertible Securities (as defined in Section 4.2(d)(iv)(A)) of the Corporation, such share of Series A-2 Preferred Stock thereafter shall convert into fully paid and nonassessable shares of Class A Common Stock. For purposes of this Certificate, (x) a "Full Transfer" with respect to a share of Stock shall mean a sale, assignment or conveyance of all right, title and interest in and to such share, but shall not include a bona fide pledge or hypothecation of such share, (y) an "Affiliate" of a given person or entity shall mean any person or entity controlled by, controlling, or under common control with such given entity, where "control" shall be defined as the ownership, directly or indirectly, of the power to vote greater than 50% of an entity's voting securities, and (z) "Initial Registered Holder" shall mean, with respect to a share of Series A-2 Preferred Stock, the initial holder of such share, as registered in the stock transfer records of the Corporation and, with respect to a share of Class B Common Stock, the initial holder of the share of Series A-2 Preferred Stock that was converted into such share of Class B Common Stock. Such rights of conversion shall be exercised by the stockholder by giving written notice to the Corporation that such stockholder elects to convert a stated number and series of shares of Preferred Stock into Common Stock and by surrendering the certificate or certificates so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the stockholder holding Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

          (ii) ISSUANCE OF CERTIFICATES; TIME CONVERSION EFFECTED. Promptly after the receipt of the written notice referred to in Section 4.2(d)(i) and surrender of the certificate or certificates for the Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the stockholder, registered in the name of such stockholder, a certificate or certificates for the number and class of shares of Common Stock issuable upon the conversion of such Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected and the Conversion Price shall be determined as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such Preferred Stock shall have been surrendered as aforesaid, and at such time the rights of the stockholder with respect to such Preferred Stock shall cease and such stockholder shall be deemed to have become the holder of record of the Common Stock represented thereby.

          (iii) FRACTIONAL SHARES; DISTRIBUTIONS; PARTIAL CONVERSION. No fractional shares of Common Stock shall be issued upon conversion of Preferred Stock into Common Stock and no payment or adjustment shall be made upon any conversion on account of any cash distributions on the Common Stock issued upon such conversion. In case the number of shares of Preferred Stock represented by the certificate or certificates surrendered pursuant to Section 4.2(d)(i) exceeds the number of shares of Preferred Stock converted, the Corporation shall, upon

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such conversion, execute and deliver to the holder, at the expense of the
Corporation, a new certificate for the number and class of shares of Preferred Stock represented by the certificate or certificates surrendered that are not to be converted. If any fractional shares of Common Stock would, except for the provisions of the first sentence of this Section 4.2(d)(iii), be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Preferred Stock for conversion an amount in cash equal to the fair market value of such fractional share as determined in good faith by the Board of Directors of the Corporation.

          (iv) ADJUSTMENT OF PRICE UPON ISSUANCE OF COMMON STOCK. Except as provided in Section 4.2(d)(iv)(C) or Section 4.2(d)(v), if and whenever the Corporation shall issue or sell, or is, in accordance with Sections 4.2(d)(iv)(A) through 4.2(d)(iv)(G) below, deemed to have issued or sold, any Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Conversion Price shall be reduced to the price determined by dividing (x) an amount equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to such issue or sale (including all Common Stock issuable upon exercise or conversion of all Options and Convertible Securities (as defined below) issued and outstanding) multiplied by the then-existing Conversion Price and (B) the consideration, if any, received by the Corporation upon such issue or sale, by (y) the total number of shares of Common Stock outstanding immediately after such issue or sale (including all Common Stock issuable upon exercise or conversion of all Options and Convertible Securities (as defined below) issued and outstanding). For purposes of this Section 4.2(d)(iv), the following Sections 4.2(d)(iv)(A) to 4.2(d)(iv)(G) shall also be applicable:

          (A) ISSUANCE OF RIGHTS OR OPTIONS. In case at any time the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any capital stock or security convertible into or exchangeable for Common Stock (such warrants, rights, or options being called "Options" and such convertible or exchangeable stock or securities being called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which shares of Common Stock are issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by
          (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the

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          Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding.

          (B) ISSUANCE OF CONVERTIBLE SECURITIES. In case the Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which shares of Common Stock are issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (a) except as otherwise provided in Section 4.2(a)(d)(iv)(D), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this Section 4.2(a)(d)(iv) no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

          (C) EXCLUSIONS FROM ADJUSTMENTS. Anything herein to the contrary notwithstanding, no adjustment will made to the Conversion Price by reason of any of the following events: (i) the issuance of Class A Common Stock, or options to purchase such shares granted to the employees, consultants and directors of the Corporation pursuant to any stock option plans adopted by the Corporation, (ii) the issuance of shares of Common Stock upon conversion of shares of Preferred Stock, (iii) the issuance of shares of Class A Common Stock upon the conversion of shares of Class B Common Stock, (iv) the issuance of shares of Common Stock upon a subdivision (whether by stock split, stock dividend or otherwise) or combination (whether by reverse stock split or otherwise) of the shares of Common Stock for which an adjustment to the Conversion Price is made pursuant to Section 4.2(v),
          (v) the issuance of shares of

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          Class A Common Stock and warrants to purchase Class A Common Stock and other securities of the Corporation solely for the purpose of providing anti-dilution protection (consistent with the protection being provided by this Section 4(d)(iv)) to certain holders of Class A Common Stock of the Corporation; and (vi) the issuance of warrants to purchase up to 200,000 shares of Class A Common Stock of the Corporation to Household International, Inc.

          (D) CHANGE IN OPTION PRICE OR CONVERSION RATE. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in Section 4.2(d)(iv)(A), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Sections 4.2(d)(iv)(A) or 4.2(d)(iv)(B), or the rate at which Convertible Securities referred to in Sections 4.2(d)(iv)(A) or 4.2(d)(iv)(B) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price that would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration, or conversion rate, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment the Conversion Price then in effect hereunder is thereby reduced; and on the termination of any such Option or any such right to convert or exchange such Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.

          (E) ALLOCATIONS. In case the Corporation shall make any allocation or other distribution upon any share of the Corporation payable in Common Stock (except for allocations or distributions upon the Common Stock), Options, or Convertible Securities, any Common Stock, Options, or Convertible Securities, as the case may be, issuable in payment of such allocation or distribution shall be deemed to have been issued or sold without consideration.

          (F) CONSIDERATION FOR STOCK. In case any Common Stock, Options, or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Common Stock, Options, or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair market value of such consideration as determined in good faith by the Board of Directors of the Corporation, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the

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          Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Directors.

          (G) RECORD DATE. In case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive an allocation or other distribution payable in Common Stock, Options, or Convertible Securities, or (ii) to subscribe for or purchase Common Stock, Options, or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

          (v) SUBDIVISION OR COMBINATION OF COMMON STOCK. In case the Corporation shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect immediately prior to such combination shall be proportionately increased. In the case of any such subdivision, no further adjustment shall be made pursuant to
Section 4.2(d)(iv)(E) by reason thereof.

          (vi) REORGANIZATION OR RECLASSIFICATION. If any capital reorganization or reclassification of the stock of the Corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the Common Stock immediately theretofore receivable upon the conversion of such Preferred Stock, such stock, securities, or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any stock, securities, or assets thereafter deliverable upon the exercise of such conversion rights.

          (vii) MINIMAL ADJUSTMENTS. All calculations under this Section 4.2(d) shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be. No adjustment in the Conversion Price need be made if that adjustment would result in a change in the Conversion Price of less than $0.01. Any adjustment of less than $0.01 that is not made shall be carried forward and shall be made at the time of and together with any subsequent

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adjustment that, on a cumulative basis, amounts to an adjustment of $0.01 or more in the Conversion Price.

          (viii) NOTICE OF ADJUSTMENT. Upon any adjustment of the Conversion Price, then and in each such case the Corporation shall give written notice thereof, by delivery in person, certified or registered mail, return receipt requested, telecopier, or telex, addressed to each stockholder holding Preferred Stock at the address of such stockholder as shown on the books of the Corporation, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

          (ix) NO REISSUANCE OF PREFERRED STOCK. Preferred Stock that is converted into Common Stock as provided herein shall not be reissued.

          (x) ISSUE TAX. The issuance of a certificate for Common Stock upon conversion of Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Preferred Stock which is being converted.

          (xi) CLOSING OF BOOKS. The Corporation will at no time close its transfer books against the transfer of any Preferred Stock or of any Common Stock issued or issuable upon the conversion of any Preferred Stock in any manner which interferes with the timely conversion of such Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

          (xii) MANDATORY CONVERSION. All outstanding Preferred Stock shall automatically convert into fully paid and nonassessable shares of Common Stock on the basis set forth in this Section 4.2(d): (1) upon the affirmative vote of the holders of at least two-thirds (2/3rds) of the issued and outstanding shares of Preferred Stock; or (2) if, at any time, the Corporation shall effect, and upon the consummation of a firm commitment underwritten public offering (a "Qualified Public Offering") of capital stock in the Corporation in which (A) the aggregate price paid for such stock by the public is not less than Fifteen Million Dollars ($15,000,000), and (B) the public offering price per share (prior to underwriter commissions and expenses) is not less than $12.00 (as appropriately adjusted for any stock dividends, combinations, splits and the like with respect to the Common Stock). Each share of Series A-1 Preferred Stock shall automatically convert into shares of Class A Common Stock and each share of Series A-2 Preferred Stock shall automatically convert into shares of Class B Common Stock; provided that, upon a Full Transfer of any shares of Series A-2 Preferred Stock, other than a Full Transfer to an Affiliate of the Initial Registered Holder of such Series A-2 Preferred Stock, or at such time as the Initial Registered Holder and its Affiliates no longer own shares of Common Stock and Preferred Stock together constituting or convertible into at least twelve percent (12%) of the outstanding shares of Common Stock (assuming for this purpose the conversion of all outstanding shares of Preferred Stock and any other outstanding Convertible Securities of the Corporation), such shares of Series A-2 Preferred Stock thereafter shall automatically convert into shares of Class A Common Stock. For purposes of this section,

                                                            AMENDED AND RESTATED
KANBAY INTERNATIONAL, INC.            -10-          CERTIFICATE OF INCORPORATION

"Investor" shall mean Safeguard 98 Capital L.P., its designated nominees, and any subsequent holders of Series A-2 Preferred Stock. Each stockholder holding Preferred Stock so converted shall deliver to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to such holders) during its usual business hours, the certificate or certificates for the Preferred Stock so converted. As promptly as practicable thereafter, the Corporation shall issue and deliver to each such stockholder a certificate or certificates for the number and class of shares of Common Stock to which such stockholder is entitled, together with any cash dividends and payment in lieu of fractional shares to which such stockholder may be entitled pursuant to Section 4.2(d)(iii). Until such time as a stockholder holding Preferred Stock shall surrender its certificate or certificates therefor as provided above, such certificate or certificates shall be deemed to represent the Common Stock to which such stockholder shall be entitled upon the surrender thereof.

          (xiii) All calculations under this section 4.2(d) shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.

     (e) SUBDIVISIONS AND COMBINATIONS. If the Corporation shall in any manner subdivide or combine the outstanding shares of Series A-1 Preferred Stock or Series A-2 Preferred Stock, the outstanding shares of the other such series of Preferred Stock shall be proportionately subdivided or combined in the same manner and on the same basis as the outstanding shares of Series A-1 Preferred Stock or Series A-2 Preferred Stock, as the case may be, which have been subdivided or combined.

     4.3. TERMS APPLICABLE TO THE COMMON STOCK.

     (a) DIVIDENDS. Subject to the provisions of law and of this Certificate, the holders of Common Stock shall be entitled to receive dividends at such times and in such amounts as may be determined by the Board of Directors of the Corporation, provided that the holders of shares of Class A Common Stock and shares of Class B Common Stock shall be entitled to share equally, on a per share basis, in such dividends, subject to the limitations described below, and provided further that in no event shall the Board of Directors of the Corporation declare any dividend (except dividends payable in Common Stock) on the Common Stock while any shares of the Preferred Stock remain outstanding. If dividends or other distributions are declared that are payable in shares of Class A Common Stock or Class B Common Stock, including distributions pursuant to stock subdivisions or combinations of Class A Common Stock or Class B Common Stock, only shares of Class A Common Stock shall be distributed with respect to Class A Common Stock and only shares of Class B Common Stock shall be distributed with respect to Class B Common Stock. If the Corporation shall in any manner subdivide or combine the outstanding shares of Class A Common Stock or Class B Common Stock, the outstanding shares of the other such class of Common Stock shall be proportionately subdivided or combined in the same manner and on the same basis as the outstanding shares of Class A Common Stock or Class B Common Stock, as the case may be, which have been subdivided or combined.

     (b) LIQUIDATION. In the event of any Liquidation and after the payment of any preferential amounts to be distributed to the holders of the Preferred Stock, the remaining assets of the Corporation available for distribution to the stockholders shall be distributed to the holders

                                                            AMENDED AND RESTATED
KANBAY INTERNATIONAL, INC.            -11-          CERTIFICATE OF INCORPORATION
of Common Stock ratably in proportion to the number of shares of Common Stock that each such holder holds.

     (c) VOTING RIGHTS. The Common Stock shall have those voting rights set forth for the Common Stock in Section 4.5 below.

     (d)  CONVERSION.

          (i) RIGHT TO CONVERT. Each share of Class B Common Stock shall be convertible into one fully paid and nonassessable share of Class A Common Stock at the option of the holder thereof at any time. Such rights of conversion shall be exercised by the stockholder by giving written notice to the Corporation that such stockholder elects to convert a stated number of shares of Class B Common Stock into Class A Common Stock and by surrendering the certificate or certificates so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the stockholder holding Class B Common Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Class A Common Stock shall be issued.

          (ii) ISSUANCE OF CERTIFICATES; TIME CONVERSION EFFECTED. Promptly after the receipt of the written notice referred to in Section 4.3(d)(i) and surrender of the certificate or certificates for the Class B Common Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the stockholder, registered in the name of such stockholder, a certificate or certificates for the number of shares of Class A Common Stock issuable upon the conversion of such Class B Common Stock. To the extent permitted by law, such conversion shall be deemed to have been effected as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such Class B Common Stock shall have been surrendered as aforesaid, and at such time the rights of the stockholder with respect to such Class B Common Stock shall cease and such stockholder shall be deemed to have become the holder of record of the Common Stock represented thereby.

          (iii) AUTOMATIC CONVERSION. Each share of Class B Common Stock shall automatically be converted, without any further action by the holder of such share and whether or not the certificate representing such share is surrendered to the Corporation, into one fully paid and nonassessable share of Class A Common Stock as follows:

          (A) immediately upon the Full Transfer of such share of Class B Common Stock, other than a Full Transfer to an Affiliate of the Initial Registered Holder of such share; or

          (B) at such time as the Initial Registered Holder and its Affiliates no longer own shares of Common Stock and Preferred Stock together constituting or convertible into at least twelve percent (12%) of the outstanding shares of Common Stock (assuming for this purpose the conversion of all outstanding

                                                            AMENDED AND RESTATED
KANBAY INTERNATIONAL, INC.            -12-          CERTIFICATE OF INCORPORATION

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          shares of Preferred Stock and any other outstanding Convertible
          Securities of the Corporation). Each stockholder holding Class B Common Stock so converted shall deliver to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to such holders) at any time during its usual business hours, the certificate or certificates for the Class B Common Stock so converted. As promptly as practicable thereafter, the Corporation shall issue and deliver to each such stockholder a certificate or certificates for the number of shares of Class A Common Stock to which such stockholder is entitled. Until such time as a stockholder holding Class B Common Stock shall surrender a certificate or certificates therefore as provided above, such certificate or certificates shall be deemed to represent the Class A Common Stock to which such stockholder shall be entitled upon the surrender thereof.

          (iv) RESERVATION OF SHARES. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Common Stock, such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all shares of Class B Common Stock.

          (v)      NO REISSUANCE OF CLASS B COMMON STOCK. If any shares of
Class B Common Stock shall be converted pursuant to this Section 4.3(d), the shares so converted shall be cancelled and shall not thereafter be issuable. The Certificate shall be amended at such time or times as the Corporation deems it reasonably practicable to effect the corresponding reduction in the Class B Common Stock.

     4.4. BOARD OF DIRECTORS.

     The authorized number of directors of the Corporation shall be seven (7). At each election of directors: (a) for so long as not less than two hundred thousand (200,000) shares of the Series A-2 Preferred Stock remain issued and outstanding (as appropriately adjusted for any stock dividends, combinations, splits and the like with respect to the Preferred Stock), the holders of the Preferred Stock, voting together as a single class, shall be entitled to nominate and elect two (2) of the seven (7) directors, and (b) the holders of the Common Stock, voting as a separate class, shall be entitled to nominate and elect the remaining directors of the Corporation. Directors elected by the holders of Preferred Stock may only be removed by the holders of a majority of the votes entitled to be cast by holders of such shares and directors elected by the holders of Common Stock may only be removed by the holders of a majority of the votes entitled to be cast by holders of such shares. At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors, filing vacancies in any directorship caused by the removal, resignation or death of any director, or removing any director, the presence in person or by proxy (or the written consent) of the holders of a majority of the votes entitled to be cast by holders of shares of the specified group of stockholders then outstanding shall constitute a quorum of such specified group of stockholders for the election of the director to be elected by such group. A vacancy in the directorship caused by the removal, resignation or death of any such director who

                                                            AMENDED AND RESTATED
KANBAY INTERNATIONAL, INC.            -13-          CERTIFICATE OF INCORPORATION
shall have been elected: (i) by the holders of the Preferred Stock, shall be filled only by the vote of such holders and (ii) solely by the holders of the Common Stock, shall be filled only by the vote of such holders.

     4.5. VOTING.

     (a) VOTING. Except as otherwise provided by the Delaware Law or by this Certificate, on all matters submitted to a vote of the stockholders of the Corporation, the holders of the Common Stock and the holders of the Preferred Stock shall vote together as a single class. At every meeting of the stockholders of the Corporation,

          (i) every holder of Class A Common Stock shall be entitled to one (1) vote in person or by proxy for each share of Class A Common Stock standing in such holder's name on the transfer books of the Corporation,

          (ii) every holder of Class B Common Stock shall be entitled to the greater of (A) one vote per share of Class B Common Stock standing in such holder's name on the transfer books of the Corporation or (B) a number of votes per share such that the holders of all shares of Class B Common Stock (including each holder of Series A-2 Preferred Stock convertible into Class B Common Stock) shall be entitled to cast collectively thirty percent (30%) of all votes entitled to be cast by all stockholders, and

          (iii) every holder of Preferred Stock shall be entitled to the number of votes equal to the number of votes such holder would be entitled to cast if such holder converted all of its shares of Preferred Stock into shares of Common Stock on the date as of which the holders of Common Stock of record entitled to vote were determined (assuming for this purpose only that shares of Preferred Stock are convertible into fractional shares).

     (b) SPECIAL VOTING RIGHTS. Neither the number of authorized shares of capital stock nor the number of directors on the Board of Directors of the Corporation may be increased or decreased without the affirmative vote of the holders of (i) greater than fifty percent (50%) of the shares of Common Stock then issued and outstanding and (ii) greater than fifty percent (50%) of the shares of Preferred Stock then issued and outstanding. Any transaction involving the merger or consolidation of the Corporation with or into another entity, or any sale of all or substantially all of the assets of the Corporation, shall require not less than two-thirds (2/3) of the votes of the issued and outstanding Stock, voting together as a single class.

     (c) CUMULATIVE VOTING. The right of a holder of shares of the Corporation to cumulate its votes in elections of directors is hereby denied.

                                                            AMENDED AND RESTATED
KANBAY INTERNATIONAL, INC.            -14-          CERTIFICATE OF INCORPORATION

                                  ARTICLE FIVE

     The name and mailing address of the Sole Incorporator are as follows:

                                       Raymond J. Spencer
                                       Mailing Address
                                       c/o Gordon & Glickson LLC
                                       444 N. Michigan Avenue, Suite 3600
                                       Chicago, IL 60611-3903

                                   ARTICLE SIX

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter or repeal the By-Laws of the Corporation.

                                  ARTICLE SEVEN

     Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors of the Corporation or in the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws of the Corporation so provide.

                                  ARTICLE EIGHT

     To the fullest extent permitted by the General Corporation Law of the State of Delaware, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under
SECTION 174 of the Delaware General Corporation Law, or (d) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this ARTICLE EIGHT, unless otherwise required by law, shall be prospective only and shall not adversely affect any right or protection of, or any limitation on the liability of, a director of the Corporation existing at, or arising out of facts or incidents occurring prior to, the effective date of such repeal or modification.

                                                            AMENDED AND RESTATED
KANBAY INTERNATIONAL, INC.            -15-          CERTIFICATE OF INCORPORATION

                                  ARTICLE NINE

     Intentionally Omitted.

                                   ARTICLE TEN

     Unless this Certificate is amended or repealed with respect to this ARTICLE TEN or unless the By-Laws of the Corporation designate otherwise, the Corporation expressly elects not to be governed by SECTION 203 of the General Corporation Law of the State of Delaware.

                                 ARTICLE ELEVEN

     The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the in the manner now or hereafter prescribed by the General Corporation Law of the State of Delaware, and all rights, preferences, and privileges of any nature conferred upon stockholders, directors, or any other persons by and pursuant to this Certificate in its present form or as hereafter amended are granted subject to the rights reserved in this ARTICLE ELEVEN.

     IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation of Kanbay International, Inc. to be signed on August 30, 2000.

                                       KANBAY INTERNATIONAL, INC.


                                        s/ Raymond J. Spencer
                                       ----------------------------------
                                        Raymond J. Spencer
                                        Chief Executive Officer

                                                            AMENDED AND RESTATED
KANBAY INTERNATIONAL, INC.            -16-          CERTIFICATE OF INCORPORATION

                           KANBAY INTERNATIONAL, INC.

                         CERTIFICATE OF AMENDMENT NO. 1
                                       OF
                          CERTIFICATE OF INCORPORATION

            (Adopted in Accordance with the Provisions of Section 242 of the General Corporation Law of the State of Delaware)

     Raymond J. Spencer, being the Chief Executive Officer of Kanbay International, Inc., a corporation organized and existing under and by virtue of the laws of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY as follows:

          FIRST:   That the Corporation's Amended and Restated Certificate of
     Incorporation, as filed with the Delaware Secretary of State on August 31, 2000 (the "Certificate of Incorporation") be, and hereby is, amended by deleting Paragraph 4.4 of Article Four in its entirety, and substituting in lieu thereof, the following:

          The authorized number of directors of the Corporation shall be eight
          (8). At each election of directors: (a) for so long as not less than two hundred thousand (200,000) shares of the Series A-2 Preferred Stock remain issued and outstanding (as appropriately adjusted for any stock dividends, combinations, splits and the like with respect to the Preferred Stock), the holders of the Preferred Stock, voting together as a single class, shall be entitled to nominate and elect two (2) of the eight (8) directors, and (b) the holders of the Common Stock, voting as a separate class, shall be entitled to nominate and elect the remaining directors of the Corporation. Directors elected by the holders of Preferred Stock may only be removed by the holders of a majority of the votes entitled to be cast by holders of such shares and directors elected by the holders of Common Stock may only be removed by the holders of a majority of the votes entitled to be cast by holders of such shares. At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors, filing vacancies in any directorship caused by the removal, resignation or death of any director, or removing any director, the presence in person or by proxy (or the written consent) of the holders of a majority of the votes entitled to be cast by holders of shares of the specified group of stockholders then outstanding shall constitute a quorum of such

                                                     CERTIFICATE OF AMENDMENT TO
KANBAY INTERNATIONAL, INC.             -1-          CERTIFICATE OF INCORPORATION
          specified group of stockholders for the election of the director to be elected by such group. A vacancy in the directorship caused by the removal, resignation or death of any such director who shall have been elected: (i) by the holders of the Preferred Stock, shall be filled only by the vote of such holders and (ii) solely by the holders of the Common Stock, shall be filled only by the vote of such holders.

          SECOND: This amendment of the Certificate of Incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, the undersigned, has signed this Certificate of Amendment No. 1 to the Certificate of Incorporation as of December 19, 2003.

                                       Kanbay International, Inc.

                                       By:  s/ Raymond J. Spencer
                                           ----------------------------------
                                            Raymond J. Spencer, Chief
                                            Executive Officer

                                                     CERTIFICATE OF AMENDMENT TO
KANBAY INTERNATIONAL, INC.             -2-          CERTIFICATE OF INCORPORATION